                     DAIMLER-BENZ AUTO GRANTOR TRUST 1995-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JUNE 1998
DISTRIBUTION DATE: 7/15/98



STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                  Per $1,000 of  Original
                                                                                                       Class A/Class B
                                                                                                      Certificate Amount
                                                                                                    -----------------------

  (i) Principal Distribution
          Class A Amount                                                       $   8,569,090.50        $      15.029404
          Class B Amount                                                       $     451,004.76        $      15.029404

  (ii) Interest Distribution
          Class A Amount                                                       $     483,047.45        $       0.847221
          Class B Amount                                                       $      25,423.55        $       0.847221

 (iii) Amount of Distribution allocable to the Yield Supplement Amount         $       4,988.55
          Class A Amount                                                       $       4,739.12
          Class B Amount                                                       $         249.43

       Amount of Distribution allocable to the (Excess) Shortfall Amount       $      12,168.53

          Class A Percentage                                                   $      11,560.10
          Class B Percentage                                                   $         608.43

  (iv) Monthly Servicing Fee                                                   $      86,918.12        $       0.144824

          Monthly Supplemental Servicing Fee                                   $           0.00        $       0.000000
          Class A Percentage of the Servicing Fee                              $      82,572.21        $       0.144824
          Class A Percentage of the Supplemental Servicing Fee                 $           0.00        $       0.000000
          Class B Percentage of the Servicing Fee                              $       4,345.91        $       0.144824
          Class B Percentage of the Supplemental Servicing Fee                 $           0.00

    (v) Class A Principal Balance (end of Collection Period)                   $  90,517,565.41
        Class A Pool Factor (end of Collection Period)                                15.875957%
        Class B Principal Balance (end of Collection Period)                   $   4,764,082.39
        Class B Pool Factor (end of Collection Period)                                15.875957%

  (vi) Pool Balance (end of Collection Period)                                 $  95,281,647.80


 (vii) Class A Interest Carryover Shortfall                                    $           0.00
       Class A Principal Carryover Shortfall                                   $           0.00
       Class B Interest Carryover Shortfall                                    $           0.00
       Class B Principal Carryover Shortfall                                   $           0.00

(viii) Amount Otherwise Distributable to the Seller that is
       Distributed to Either the Class A or Class B
       Certificateholders                                                      $           0.00        $       0.000000

  (ix) Balance of the Reserve Fund Property (end of Collection Period)
          Class A Amount                                                       $   6,001,631.84
          Class B Amount                                                       $           0.00

   (x) Aggregate Purchase Amount of Receivables repurchased by the
          Seller or the Servicer                                               $           0.00



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